OMNI CAPITAL GROUP, INC.

                1988 INCENTIVE STOCK OPTION PLAN


      Omni Capital Group, Inc., a North Carolina corporation (the
"Corporation"), hereby establishes the following  1988  Incentive
Stock Option Plan for the benefit of Key Employees of the Corporation and its Subsidiaries:

1.   Definitions:

          (a) "Code" means the internal Revenue Code of 1986, as amended.

          (b) "Committee" means the Stock Option Committee appointed by the Board of Directors of the Corporation to administer the Plan.

          (c) "Common Stock" means the common stock, $1.00 par value per share, of the Corporation to be issued pursuant to the Plan.

          (d)  "Corporation" means Omni Capital Group, Inc.

          (e) "Fair Market Value" means the average of the closing bid and asked prices for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System if the Common Stock is not listed on a national securities exchange or the NASDAQ National Market System; or the closing price of the Common Stock if the Common Stock is listed on such an exchange or traded on the NASDAQ National Market System; or the fair value thereof determined in good faith by the Board of Directors of the Corporation if the Common Stock is not listed on a national securities exchange or quoted in the NASDAQ National Market System or the over-the-counter market

          (f) "Disabled" means the inability of an Optionee to engage in his profession by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is to last or can be expected to last for a continuous period of not less than twelve months.

          (g) "Incentive Stock Option Agreement" means a formal written agreement between the Corporation and an Optionee in such form containing such provisions not inconsistent with the provisions of the Plan as the Committee shall from time to time approve setting forth the terms and conditions of the grant of an Option to purchase shares of Common Stock pursuant to the Plan.

          (h) "Key Employee" means an active full time employee of the Corporation or its Subsidiaries who has significant responsibility for the growth and financial success of the Corporation, including officers and other employees of the Corporation and its Subsidiaries. The term "Key Employee" does not include a director of the Corporation or a Subsidiary who is not otherwise an active employee of the Corporation or a Subsidiary, or a person who has retired from the active employment of the Corporation or a Subsidiary.

          (i)    "Option"   means  the  right  granted   by   the
          Corporation pursuant to the Plan to a Key Employee to purchase shares of Common Stock.

          (j) "Optionee" means the Key Employee to whom such Option is granted.

          (k)   "Plan"  means the Omni Capital Group,  Inc.  1988
          Incentive Stock Option Plan.

          (l) "Subsidiaries" means subsidiary corporations of the Corporation as that term is defined in Section
          425(f) of the Code.

2.   Purpose:

      This Plan is for the purpose of securing or retaining the services of Key Employees of the Corporation and its Subsidiaries. The Board of Directors of the Corporation believes the Plan will promote and increase personal interest in the welfare of the Corporation by, and provide incentive to, those who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Corporation and aiding its continued growth and financial success. It is also intended that Options issued pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422A of the Code and that the Plan shall satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934.

3.   Administration:

     The Plan shall be administered by the Committee, which shall consist of not less than three members of the Board of Directors of the Corporation who shall be appointed by the Board of Directors. No person shall serve on the Committee who is, or within the preceding year has been, eligible to receive an Option under the Plan.

The members of the Committee shall serve at the pleasure of the Board of Directors, which may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members Any action of the Committee evidenced by a written instrument, signed by a majority of its members, shall be fully as effective as if it had been taken by a vote of a majority of its members at a meeting duly called and held. The Committee shall appoint a secretary, who may be but need not be a member of the Committee; shall keep minutes of its meetings; and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the Key Employees of the Corporation and the Subsidiaries to whom, the time or times when, and the price or prices at which, Options shall be granted, the option periods, and the number of shares to be subject to each Option. The Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Incentive Stock Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this section shall be conclusive and binding upon all persons including, without limitation, the Corporation and its Subsidiaries, the Committee and each of the members thereof, and the Directors, officers, and employees of the Corporation and its Subsidiaries, the Optionees, and their respective successors in interest.

4.   Eligibility:

      Options may be granted to not more than thirty-five Key Employees. No Key Employee shall be eligible, except as provided in Section 13 hereof, to receive an Option if such employee would beneficially own, directly or indirectly, immediately after the Option was granted, capital stock of the Corporation possessing more than ten percent of the total combined voting power of all classes of capital stock of the Corporation. For the purposes of the preceding sentence, the rules of Section 425(d) of the Code shall apply, and capital stock of the Corporation which an employee may purchase under outstanding options shall be treated as stock owned by such employee. In determining the employees to whom Options will be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation, the anticipated number of years of effective service remaining, and such other factors as they shall deem relevant in connection with accomplishing the purposes of the Plan. Subject to the limits set forth in this Plan, a Key Employee who has been granted an Option may be
granted  an  additional  Option  or  Options  if  the  shall   so
determine.

      Notwithstanding the foregoing provisions of the Plan, no employee may be granted an Option in any calendar year if the aggregate fair market value (determined as of the time the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year, under this and all other incentive stock options plans (as defined in Section 422A of the Code) of the Corporation or its Subsidiaries, would exceed $100,000. No member of the Committee shall be eligible to receive an Option.

5.   Stock Subject to Option:

      As of the effective date hereof, there shall be authorized and reserved for issuance upon the exercise of Options granted under the Plan an aggregate of 200,000 shares of Common Stock. Shares to be issued upon the exercise of Options may be in whole or in part as the Board of Directors of the Corporation shall from time to time determine and may be either authorized but unissued shares of Common Stock or issued shares of Common Stock which have been acquired by the Corporation. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, Options may be granted to other Key Employees with respect to such unpurchased shares.

6.   Granting of Options: Option Price:

      Following the selection by the Committee of a Key Employee to whom an Option shall be granted, the Corporation shall tender for a signature an Incentive Stock Option Agreement. The date on which an Option shall be granted shall be the date of Committee's authorization of such grant, or such later date as may be determined by the Committee at the time such grant is authorized.

      The purchase price of the Common Stock under each Option shall be determined by the Committee, but shall be not less than 100% of the Fair Market Value of the stock at the time of the granting of the Option, and in no event shall the purchase price with respect to authorized but theretofore unissued shares of stock be less than the par value of the stock

7.   Exercise of Option:

      An Option may be exercised by written notice to the Corporation at its offices at 507 West Innes Street, Salisbury, North Carolina, or such other address to which the office may be relocated, which notice shall be signed by the Key Employee or by the Key Employee's successors, as hereinafter described in
Section 9, which shall state the number of shares with respect to which the Option is being exercised, and shall contain the representation that it is the Optionee's present intention to acquire the shares being purchased for investment and not for resale. Payment in full of the option price of said shares must be made at the time of the exercise of the Option, and payment may be made in cash or shares of Common Stock of the Corporation previously held by the Optionee, or a combination of both. Payment in shares may be made with shares received upon the exercise or partial exercise of an Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Optionee Shares of Common Stock previously held by the Optionee and surrendered, in accordance with rules and regulations adopted by the Committee, for the purpose of making full or partial payment of the option price, shall be valued for such purpose at the "fair market value" thereof ("fair market value" to be determined in the manner hereinbefore provided in
Section 1(e)) on the date the Option is exercised As soon as practicable after said notice shall have been received, the Corporation shall, without issue tax to the optionee, deliver to the Optionee a stock certificate registered in the Optionee's name representing the Option shares.

      Except as otherwise provided herein, the Optionee shall not have any rights of a shareholder of the Corporation with respect to the shares covered by the Option except to the extent that, and until, one or more certificates for shares shall have been delivered to Optionee upon the due exercise of the Option.

8.   Option Period:

      The Options granted hereunder shall be exercisable in whole or in part or in installments from time to time as may be specified by the Committee, except that no Option granted hereunder shall be exercisable within six months of, or after the expiration of ten years from, the date the Option is granted.

9.   Termination of Employment:

      (a) If the employment of any person to whom an Option has been granted is terminated for any reason other than death, disability, retirement with the consent of the Corporation or termination without cause, his Option or Options shall terminate
immediately   If an Optionee retires with the consent of the

Corporation and if an Optionee is terminated without cause by the Corporation, or any of its Subsidiaries, he may exercise his Option to the extent that he was entitled to exercise it as of the date of said retirement or termination but only within three months after said retirement or termination and in no event after the expiration of ten years from the date such Opt ion was granted. A temporary leave of absence approved by the Corporation or any if its Subsidiaries shall not be deemed to be a termination of employment, unless, under any applicable provisions of the Code or regulations promulgated thereunder, as then in effect, the affected Optionee would be accorded different tax treatment than if such Optionee were an active employee of the Corporation or any of its Subsidiaries.

      (b) If any person to whom an Option has been granted shall die or become Disabled while he is an employee of the Corporation or any of its Subsidiaries, or shall die within three months after retirement with the consent of the Corporation, such Option may be exercised (to the extent he would have been entitled to do so on the date of his death or disability) by the Optionee or a legatee or legatees of the Optionee under his last will, or by his personal representatives or distributees, at any time within one year after the termination of his employment, but in no event after the expiration of ten years from the date the Option is granted. That an Optionee is Disabled must be determined by the Committee only upon certification thereof by a qualified physicians selected by the Committee after examination of the Optionee by such physicians.

10.  The Right of the Corporation to Terminate Employment:

      Nothing contained in the Plan or in any Option granted Pursuant to the Plan shall confer upon any Optionee any right to be continued in the employment of the Corporation or one of its Subsidiaries, or shall interfere in any way with the right of the Corporation or any of its Subsidiaries, as the case may be, to terminate his employment at any time for any reason.

11.  Adjustments Upon Changes in Capitalization: Acceleration  of
Exercise Rights

The total amount of shares on which Options may be granted under the Plan and option rights (both as to the number of shares and the Option Price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from payment of a stock dividend on the Common Stock, or a reclassification of the Common Stock, and (in accordance with the provisions contained in the next following paragraph) in the event of a merger or consolidation.

      After the merger of one or more corporations into the Corporation or any subsidiary of the Corporation, any merger of the Corporation into another corporation, any consolidation of the corporations, any other corporate reorganization of any form involving the Corporation as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Corporation's Common Stock, each person who is an Optionee at the time of such corporate reorganization shall, at no additional cost, be entitled, upon any exercise of his Option, to receive, in lieu of the number of shares as to which such Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, if at the time of such merger or consolidation, such Optionee had been a holder of record of a number of shares of Common Stock of the Corporation equal to the number of shares as to which such Option shall then be so exercised. Comparable rights shall accrue to each Optionee in the event of successive mergers or consolidations of the character described above.

      The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

      In the event of (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation as a result of which the holders of the Common Stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation, (ii) the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all of the assets of the
Corporation, or (iii) the acquisition of more than 20% of the Corporation's Common Stock by any person within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than a person, or group including a person, who beneficially own, as of the effective date hereof, more than 5% of the Corporation's securities, in the absence of a prior expression of approval by the Board of Directors of the Corporation, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to the Option and in the option price, and shall remain exercisable for the remaining term of such Option, regardless of whether such Option has been outstanding for six months or if any provision contained in the Incentive Stock Option Agreement with respect thereto limiting the exercisability of the Option or any portion thereof for any length of time, subject to all of the terms hereof and the Incentive Stock Option Agreement with respect thereto not inconsistent with this paragraph.

      Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation each Option granted under the Plan shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to such dissolution or liquidation (and as provided above regarding certain mergers and consolidations), each Option granted hereunder shall be exercisable in full, regardless of whether such Option has been outstanding for six months or of any provision contained in the Incentive Stock Opt ion Agreement with respect thereto limiting the exercisability of the Option or any portion thereof for any length of time, subject to all of the terms hereof and of the Incentive Stock Option Agreement with respect thereto not inconsistent with this paragraph.

      The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation or any of its Subsidiaries to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

12.  Non-Transferability of Options:

      No Option granted under the Plan shall be transferable by the Optionee other than by will, or, if he dies intestate, by the laws of descent and distribution of the state of his domicile at the time of his death, and such Option shall be exercisable during his lifetime only by such Optionee.

13.  Ten Percent Shareholders:

      Notwithstanding the provisions of section 4 regarding the ineligibility of certain ten percent owners of the Corporation's capital stock, any such Key Employee may be granted an Option hereunder which (a) provided for an option price of at least 110% of the fair market value of the stock at the time of the granting of the Option, (b) is not exercisable before the expiration of six months or after the expiration of five years from the date such Option is granted, and (c) is subject to all of the other terms and conditions of the Plan, including without limitation, the restrictions of section 4 regarding Opt ions to purchase shares having a fair market value in excess of $100,000.

14.  Amendment and Termination:

      The Plan may be amended by the Board of Directors without stockholder Approval as deemed in the best interests of the Corporation

15.  Effective Date of the Plan:

      The effective date of the Plan shall be the date Citizens Savings and Loan Association converts to a federal savings bank, subject to approval of the Plan by the shareholders of the Corporation. Notwithstanding any other provision hereof, no Option granted hereunder may be exercised prior to the approval of the Plan by the shareholders of the Corporation and, in the event the shareholders do not approve the Plan within one year from the effective date of the Plan, all Options granted hereunder shall be void. No Options may be granted under this Plan after the expiration of ten years from and including the effective date

16   August 1, 1989 Amendments:

      This Plan was originally adopted by the Board of Directors of the Corporation on August 22, 1988 and reflects amendments to the Plan adopted by the Board of Directors of the Corporation on August 1, 1989.

                                         OMNI CAPITAL GROUP, INC.



                                      By: /s/ David B. Jordan

                                          President (Title)




         AMENDMENT NO. 1 TO THE OMNI CAPITAL GROUP, INC
                1988 INCENTIVE STOCK OPTION PLAN


      THIS AMENDMENT to the Omni Capital Group, Inc. 1988 Incentive Stock Option Plan (the "Incentive Stock Option Plan") as adopted by the Board of Directors of Omni Capital Group, Inc., a North Carolina corporation (the "Corporation"), on August 22, 1988, has been adopted by unanimous consent of the Board of Directors of the Corporation and incorporated into the Incentive Stock Option Plan as of this 1st day of August, 1989.

                       W I T N E S S T H:

      WHEREAS, the Board of Directors of the Corporation has deemed it to be desirable and in the best interests of the Corporation that the Incentive Stock Option Plan be amended to provide for maximum flexibility with respect to the granting of options thereunder and the operation of the Incentive Stock Option Plan within the confines of the rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code of 1986, as amended, and the regulations of the Internal Revenue Service thereunder, and the policies of the Office of Thrift Supervision;

      NOW, THEREFORE, the Incentive Stock Option Plan is hereby amended effective August 1, 1989, as follows:

           1. Section 1(e) is hereby amended by deleting the word "stock" or "Stock" in the definition of "Fair Market
     Value" wherever it may appear and replacing it with the words "Common Stock".

           2.    The  first  sentence of the first  paragraph  of
     Section 4 is hereby amended to replace the word "twenty-five" where it appears and replace it with the word "thirty-five."

           3.    The  last  sentence of the  first  paragraph  of
     Section 4 is hereby amended to replace the words "Board of Directors" where they appear and replace them with the word
     "Committee".

           4. Section 5 is hereby amended in its entirety to read as follows:

                As  of the effective date hereof, there
          shall be authorized and reserved for issuance
          upon  the  exercise of Options granted  under
          the  Plan  an aggregate of 200,000 shares  of
          Common  Stock.  Shares to be issued upon  the
          exercise  of  Options may be in whole  or  in
          part  as  the  Board  of  Directors  of   the
          Corporation shall from time to time determine
          and may be either
          authorized but unissued shares of Common
          Stock  or issued shares of Common Stock which
          have  been  acquired by the Corporation.   If
          any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, Options may be granted to other Key Employees with respect to such unpurchased shares.

           5.    Section 7 is hereby amended to replace the words
     "Section 6" where they appear with the words "Section 1(e)".

          6. The last sentence of paragraph (a) of Section 9 is hereby amended to read as follows:

               A temporary leave of absence approved by
          the  Corporation  or any if its  Subsidiaries
          shall  not  be deemed to be a termination  of
          employment,  unless,  under  any   applicable
          provisions   of   the  Code  or   regulations
          promulgated  thereunder, as then  in  effect,
          the   affected  Optionee  would  be  accorded
          different tax treatment than if such Optionee were an active employee of the Corporation or any of its Subsidiaries.

           7. Section 11 is hereby amended by deleting the fourth full paragraph thereof in its entirety and replacing it with the following paragraph:

                In  the event of (i) the adoption of  a
          plan  of  merger  or  consolidation  of   the
          Corporation with any other corporation  as  a
          result  of  which the holders of  the  Common
          Stock  of  the Corporation as a  group  would
          receive  less than 50% of the voting  capital
          stock   of   the   surviving   or   resulting
          corporation, (ii) the approval by  the  Board
          of  Directors  of an agreement providing  for
          the  sale or transfer (other than as security
          for   obligations  of  the  Corporation)   of
          substantially  all  of  the  assets  of   the
          Corporation, or (iii) the acquisition of more
          than 20% of the Corporation's Common Stock by
          any  person  within  the meaning  of  Section
          13(d)(3)  of the Securities Exchange  Act  of
          1934,  as  amended, other than a  person,  or
          group  including  a person, who  beneficially
          own,  as  of the effective date hereof,  more
          than  5% of the Corporation's securities,  in
          the absence of a prior expression of approval
          by the Board of Directors of the
          Corporation,   any   Option   granted
          hereunder     shall    become     immediately
          exercisable   in   full,   subject   to   any
          appropriate  adjustments  in  the  number  of
          shares  subject  to  the Option  and  in  the
          option  price,  and shall remain  exercisable
          for   the  remaining  term  of  such  Option,
          regardless  of whether such Option  has  been
          outstanding  for  six  months   or   if   any
          provision  contained in the  Incentive  Stock
          Option   Agreement   with   respect   thereto
          limiting the exercisability of the Option or any portion thereof for any length of time, subject to all of the terms hereof and the Incentive Stock Option Agreement with respect thereto not inconsistent with this paragraph.

           8. Section 14 is hereby amended in its entirety to read as follows:

                The Plan may be amended by the Board of
          Directors at any time as deemed in the best interests of the Corporation.

           9.    There  is  hereby added to the  Incentive  Stock
     Option Plan a new Section 16 which shall read as follows:

               16.  August 1, 1989 Amendments:

                This Plan was originally adopted by the
          Board of Directors of the Corporation on August 22, 1988 and reflects amendments to the Plan adopted by the Board of Directors of the Corporation on August 1, 1989.

      IN  WITNESS WHEREOF, this Amendment to the Incentive  Stock
Option Plan is, by authority of the Board of Directors of the Corporation executed on behalf of the Corporation as of the day and year first above written.


ATTEST:                            OMNI CAPITAL GROUP, INC.

Oneida A. Plyler                    By: /s/ David B. Jordan
Asst. Secretary                              President

82-0614(F)
WSMAIN/153560.